NEOS ETF TRUST 485BPOS

Exhibit 99(d)(9)

Schedule A

AMENDED AND RESTATED SCHEDULE A

to the

ADVISORY AGREEMENT

between

KURV INVESTMENT MANAGEMENT LLC

and

NEOS ETF TRUST

Fund	Advisory Fee Rate	Effective Date
Kurv ExxonMobil (XOM) 1.5x Long Daily ETF	0.99% of the Fund’s average daily net assets	March 21, 2023
Kurv ExxonMobil (XOM) 1.5x Short Daily ETF	0.99% of the Fund’s average daily net assets	March 21, 2023
Kurv Bank of America (BAC) 1.5x Long Daily ETF	0.99% of the Fund’s average daily net assets	March 21, 2023
Kurv Bank of America (BAC) 1.5x Short Daily ETF	0.99% of the Fund’s average daily net assets	March 21, 2023
Kurv Apple (AAPL) 1.75x Long Daily ETF	0.99% of the Fund’s average daily net assets	March 21, 2023
Kurv Apple (AAPL) 1.75x Short Daily ETF	0.99% of the Fund’s average daily net assets	March 21, 2023
Kurv Google (GOOGL) 1.75x Long Daily ETF	0.99% of the Fund’s average daily net assets	March 21, 2023
Kurv Google (GOOGL) 1.75x Short Daily ETF	0.99% of the Fund’s average daily net assets	March 21, 2023
Kurv Goldman Sachs (GS) 1.5x Long Daily ETF	0.99% of the Fund’s average daily net assets	March 21, 2023
Kurv Goldman Sachs (GS) 1.5x Short Daily ETF	0.99% of the Fund’s average daily net assets	March 21, 2023
Kurv Dow Chemical (DOW) 1.75x Long Daily ETF	0.99% of the Fund’s average daily net assets	March 21, 2023
Kurv Dow Chemical (DOW) 1.75x Short Daily ETF	0.99% of the Fund’s average daily net assets	March 21, 2023

Schedule A

Kurv Yield Premium Strategy Amazon (AMZN) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Apple (AAPL) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Disney (DIS) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy ExxonMobil (XOM) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy JPMorgan (JPM) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Microsoft (MSFT) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Goldman Sachs (GS) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Google (GOOGL) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Tesla (TSLA) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy UnitedHealth Group (UNH)	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Visa (V) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Walmart (WMT) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy NVIDIA (NVDA) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Meta (META) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Netflix (NFLX) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Chevron (CVX) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Boeing (BA) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Bank of America (BAC) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023

Schedule A

Kurv Yield Premium Strategy Ford (F) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Palantir (PLTR) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy C3.ai (AI) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023
Kurv Yield Premium Strategy Coca Cola (KO) ETF	0.99% of the Fund’s average daily net assets	October 18, 2023

IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement to be effective as of the dates indicated above and with effect upon commencement of investment operations for Funds with the notation above of “TBD.”

NEOS ETF TRUST	Kurv Investment Management LLC

By:	By:

Name: Garrett Paolella	Name: Howard Chan

Title: President, Principal Executive Officer, and Trustee	Title: President